Press Release	FOR IMMEDIATE RELEASE Contact: Robert J. Stroh, Jr., CEO & CFO Telephone: (618) 224-9228

Sugar Creek Financial Corp.
Announces Annual Meeting Date

TRENTON, IL- June 3, 2008 - Sugar Creek Financial Corp. (OTC BB: SUGR; the "Company") today announced that the Company's annual meeting of stockholders will be held on August 18, 2008 at 2:00 p.m.

Sugar Creek Financial Corp. is the parent company of Tempo Bank (the "Bank"). Tempo Bank is headquartered in Trenton, Illinois and also operates a full-service branch office in Breese, Illinois. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.